1st Quarter 2022 Earnings Supplement April 20, 2022

2Central Pacific Financial Corp. Forward-Looking Statements This document may contain forward-looking statements concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our various business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believes," "plans," "anticipates," "expects," "intends," "forecasts," "hopes," "targeting," "continue," "remain," "will," "should," "estimates," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the adverse effects of the COVID-19 pandemic virus on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees as well as the effects of government programs and initiatives in response to COVID-19; the impact of our participation in the Paycheck Protection Program (“PPP”) and fulfillment of government guarantees on our PPP loans; our ability to successfully implement our Banking-as-a-Service initiatives, including adoption of the initiatives by customers and risks faced by any of our bank partnerships including reputational and regulatory risk; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to successfully implement our business initiatives; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic virus and disease, including COVID-19) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd- Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); inflation, interest rate, securities market and monetary fluctuations, including the anticipated replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; pandemic virus and disease, including COVID- 19; changes in consumer spending, borrowing and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; cybersecurity and data privacy breaches and the consequence therefrom; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items. For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the forward-looking statements, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this Form 8-K. Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

3Central Pacific Financial Corp. Hawaii Economy Trending Favorably STRENGTHS AND RECOVERY FACTORS • Hawaii Safe Travels and Safe Access programs which required proof of vaccination or a negative COVID test to avoid quarantine and enter indoor establishments ended in March 2022 • Visitors have returned to more than pre-pandemic levels, despite limited International travel to Hawaii • Unemployment rate improved to 4.1% in March 20221 compared to a peak of 22% in April 2020 • Hawaii’s defense industry accounts for 8.5% of GDP and is the 2nd largest sector of Hawaii’s economy with $7.7 billion in annual spending2 * Source: Department of Business Economic Development & Tourism. Includes visitors, returning residents, and intended residents. Excludes flights from Canada. RECENT REBOUND IN VISITORS TO OVER 100% OF PRE-PANDEMIC LEVELS 1 Seasonally adjusted. 2 Source: Defenseeconomy.Hawaii.gov, data as of fiscal year 2020 DAILY PASSENGER COUNTS TO HAWAII* $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 In 0 00 s RECORD HIGH OAHU SINGLE FAMILY HOME MEDIAN SALES PRICE OF $1.15 MILLION

4Central Pacific Financial Corp. 1st Quarter 2022 Financial Highlights • Stable pre-tax, pre-provision income in the 1Q compared to the 4Q • Strong core loan growth, and modest core deposit runoff • Provision for credit loss release due to economic forecast and portfolio improvements • Solid liquidity, asset quality and capital 1Q 2022 4Q 2021 NET INCOME / DILUTED EPS $19.4 Million / $0.70 $22.3 Million / $0.80 PRE-TAX, PRE- PROVISION INCOME (PTPP) $22.3 Million $22.2 Million CORE LOAN GROWTH (excluding PPP) +$120 Million (+2.4%) +$183 Million (+3.8%) CORE DEPOSIT GROWTH -$37 Million (-0.6%) +$66 Million (+1.1%) NET INTEREST MARGIN (NIM) 2.97% Actual 2.85% Normalized* 3.08% Actual 2.87% Normalized RETURN ON ASSETS (ROA) 1.06% 1.22% RETURN ON EQUITY (ROE) 14.44% 16.05% * Refer to slide 14 for normalization details.

5Central Pacific Financial Corp. 3,000 3,500 4,000 4,500 5,000 5,500 2016 2017 2018 2019 2020 2021 1Q2022 $ M ill io ns Loan Balances Outstanding-Excluding PPP Consistent Loan Growth • Core loans (excluding PPP) grew by $120 million (2.4%) sequential quarter, or by 9.6% on a linked quarter annualized basis • Growth was broad based across most loan types. While Residential Mortgage and Construction remained fairly flat in Q1, portfolios are trending favorably for 2022 growth • Continue to have strong loan pipeline $5.1B Resi Mtge, $(2.0) Construction, $0.4 C&I, $14.3 Coml Mtge, $23.3 Home Equity, $39.1 Consumer, $45.1 Quarterly Loan Growth in $ Millions 1Q 2022 Core Loan Growth by Type +7% +6% +2% +3%

6Central Pacific Financial Corp. Net Interest Margin & Rate Sensitivity * Normalized to exclude PPP impact, refer to slide 14 for additional details. • NIM impacted by low interest rate environment and excess liquidity • Cost of total deposits currently just 0.06% • Balance sheet is slightly asset sensitive (+100 bps shock estimated to increase NII by 5%) and deposit betas are anticipated to be low 2.97% 2.85% 2.50% 2.75% 3.00% 3.25% 3.50% 3.75% 4.00% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 CPF Net Interest Margin- GAAP Net Interest Margin Peers- GAAP ($3-10B) CPF Net Interest Margin- Excl PPP*

7Central Pacific Financial Corp. Strong Asset Quality • Historically low levels of problem assets, which have continued to outperform during the pandemic • CPF asset quality compares favorably to peer banks 0.10% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Nonperforming Loans / Total Loans 0.03% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Loans 90+ Days Past Due / Total Loans 6.84% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Classified Assets + OREO/ Tier 1 Capital + ACL

8Central Pacific Financial Corp. Allowance for Credit Losses on Loans • $2.9 million Provision release in 1Q22 driven by continued improvements in the loan portfolio and economic forecast • ACL coverage ratio (excluding PPP) at 1.26% for 1Q22 * Public banks $3-10 billion in total assets, source: S&P Global. 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Beginning Balance 80.5 83.3 81.6 77.8 74.6 68.1 Less: Net charge-offs (Recoveries) 1.8 0.7 0.8 0.2 (0.9) 0.4 Plus: Provision (Credit) for Credit Losses 4.5 (1.0) (3.0) (3.0) (7.4) (2.9) Ending Balance 83.3 81.6 77.8 74.6 68.1 64.8 Coverage Ratio (ACL to Total Loans, excl PPP) 1.83% 1.80% 1.68% 1.55% 1.36% 1.26% Coverage Ratio Peers* 1.50% 1.51% 1.44% 1.38% 1.29%

9Central Pacific Financial Corp. Solid Capital Position STRONG CAPITAL • Maintained quarterly cash dividend at $0.26 per share which will be payable on June 15, 2022 • $220 million capital cushion to the well-capitalized Total RBC minimum of 10% at 3/31/22 • Repurchased 234,981 shares in the 1Q 2022, and returned $13.9 million in capital to shareholders through cash dividends and share repurchases * Excludes the PPP impact to the assets denominator, refer to slide 14 for more details. 10.9% 1.0% 2.3% 8.6% 6.7% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 3/31/2022 3/31/2022 3/31/2022 Capital Ratios CET1 Tier 1 Tier 2 TOTAL RISK BASED CAPITAL TIER 1 LEVERAGE* TANGIBLE COMMON EQUITY* 14.2%

Mahalo

11Central Pacific Financial Corp. Appendix

12Central Pacific Financial Corp. Environmental, Social & Governance (ESG) 2021 ESG report can be viewed here: https://www.cpb.bank/esg

13Central Pacific Financial Corp. SBA Paycheck Protection Program (PPP) IN $ MILLIONS (except for loan count) As of 3/31/22 ROUND 1 & 2 (2020) ROUND 3 (2021) FUNDED $/COUNT $558.9 ~7,200 LOANS $320.9 ~4,600 LOANS FORGIVENESS/ PAYDOWNS TO DATE $556.0 $277.8 EARNED NET FEES TO DATE $19.1 $15.7 UNEARNED NET FEES 3/31/22 $0 $1.7 NET BALANCE AT 3/31/22 $2.8 $41.4

Non-GAAP Financial Measures

The Company believes the following non-GAAP financial measures provides useful information about our operating results and enhances the overall understanding of our past performance and future performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition.

In $ Millions		Mar. 31, 2022 Actual		PPP + Other Exclusions[1]		Mar. 31, 2022 Adjusted
Quarter-ended 3/31/22:						
Net Interest Income[2]	$	51.1	$	(2.4)	$	48.7
Total Avg. Interest-Earning Assets	$	6,932.6	$	(68.7)	$	6,863.9
Net Interest Margin[3]		2.97%				2.85%
Tangible Common Equity	$	486.3			$	486.3
Total Assets	$	7,298.8	$	(44.2)	$	7,254.6
Tangible Common Equity Ratio		6.66%				6.70%
Tier 1 Capital	$	628.1			$	628.1
Average Assets for Lev. Ratio	$	7,392.3	$	(68.7)	$	7,323.6
Leverage Capital Ratio		8.50%				8.58%

1. Net interest income excludes PPP interest income less an assumed funding cost of 0.25%, PPP net loan fee income, and non-recurring interest recoveries; Total Avg. Interest-Earning Assets excludes average PPP loan balances; Total Assets excludes period-end PPP loan balance; Average Assets excludes average PPP loan balances.
2. Net interest income shown on a taxable equivalent basis.
3. Net interest margin calculation annualizes net interest income based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).

Central Pacific Financial Corp.
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